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                                                                   Exhibit 10.29


                             SUBSCRIPTION AGREEMENT

            SUBSCRIPTION AGREEMENT, dated as of April 24, 1992 ("Agreement"), among the Trustees of the Estate of Bernice Pauahi Bishop, a private educational charitable trust organized under the laws of the State of Hawaii ("KS/BE"), Pauahi Holdings Corporation, a Hawaii corporation ("Knight's Parent") and Royal Hawaiian Shopping Center, Inc., a corporation organized under the laws of Hawaii and an indirect wholly-owned subsidiary of KS/BE ("Knight"), on the one hand, and The Goldman Sachs Group, L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"), on the other hand.

            The parties agree as follows:

            1. Definitions.

            Capitalized terms used in this Agreement which are defined in the Knight Partnership Provisions referred to in Section 2 below have the respective meanings set forth in such Knight Partnership Provisions.

            For purposes of this Agreement, "subsidiary" includes any partnership the controlling general partner of which is the Partnership or any subsidiary thereof or the general partners of the Partnership (including a subsidiary by virtue of this definition).

            2. Subscription and Sale.

            Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, KS/BE, Knight's Parent, Knight and the Partnership agree as follows: on the Closing Date (as defined in Section 3(a) below), Knight shall purchase from the Partnership for a purchase price (the "Purchase Price") of Two Hundred and Fifty Million Dollars (U.S. $250,000,000) a Part J limited partnership interest in the Partnership with Part J Actual
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Capital equal to $250 million, such limited partnership interest (the
"Partnership Interest") to have the terms and conditions set forth in Article VI to the Memorandum of Agreement referred to in Section 3(b) below (such terms and conditions being referred to herein as the "Knight Partnership Provisions"), and the Partnership shall sell the Partnership Interest to Knight. The Partnership Interest is subject to adjustment following the Closing Date as set forth in the KS/BE Partnership Provisions.

            3. Closing and Closing Date.

            (a) The consummation of the purchase and sale of the Partnership Interest shall be effective as of the date hereof (the "Closing"). The date for execution and delivery of the agreements or other instruments referred to in this Section 3 (unless previously executed and delivered) and for delivery of the Purchase Price (the "Closing Date") will occur on April 24, 1992 or on such other date thereafter as may be contemplated by Section 11 hereof as the Partnership shall elect upon not less than two business days' prior notice, given orally or in writing, to KS/BE (unless KS/BE consents, orally or in writing, to waiver of or shorter notice).

            (b) Knight shall, on or prior to the Closing Date, execute and deliver a Memorandum of Agreement of the Partnership, including Article VI, amended and restated as of November 30, 1990, as further amended as of October 14, 1991, November 26, 1991 and April 24, 1992 and effective as of the Closing (the "Memorandum of Agreement").

            (c) On the Closing Date, Knight shall deliver the Purchase Price in immediately available funds to the Partnership by wire transfer to an account in New York city designated by the Partnership.


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            (d) On the Closing Date, each of KS/BE and Knight's Parent shall execute and deliver to the Partnership the irrevocable proxy provided for in
Section 10(c) hereof. On the Closing Date, Knight shall execute and deliver to the Partnership its irrevocable proxy/power-of-attorney and proxy provided for in Sections 9(c) and 10(c) hereof, respectively.

            (e) On the Closing Date, the Partnership and Knight shall execute and deliver the Registration Rights Agreement appearing as Annex 5 hereto (the "Registration Rights Agreement").

            4. Conditions to Knight's Obligations.

            Knight's obligation to purchase the Partnership Interest is subject to, in its discretion, the satisfaction in all material respects of the condition that the Partnership shall have performed on or prior to the Closing Date all its obligations hereunder to be performed on or prior to the Closing Date, and the satisfaction in all material respects as of the Closing Date of the following additional conditions:

            (i) any inaccuracy as of the Closing Date in the Partnership's representations and warranties set forth in Sections 6(d) and 6(e) hereof would not have or result in a material adverse impact on the business or financial condition of KS/BE and its subsidiaries taken as a whole and would not adversely affect the Partnership Interest;

            (ii) since the date of this Agreement to and including the Closing Date, the consummation of such transactions shall not have become prohibited under the laws of the United States to which KS/BE or its subsidiaries are subject; and

            (iii) Sullivan & Cromwell, counsel to the Partnership, shall have delivered their written opinion, dated the Closing Date, to KS/BE, Knight's Parent and Knight to the effect set forth in Annex 1 hereto.


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            5. Conditions to the Partnership's Obligation.

            The Partnership's obligation to sell the Partnership Interest is subject to, in the Partnership's discretion, the satisfaction in all material respects as of the Closing Date of the following conditions:

            (i) any inaccuracy as of the Closing Date in the representations and warranties set forth in Sections 7(a) and 7(b) hereof would not have or result in the imposition of limitations or restrictions on the business or operations of the Partnership or its subsidiaries which are unacceptable to the Partnership and would not adversely affect the Partnership Interest (from the Partnership's viewpoint);

            (ii) since the date of this Agreement to and including the Closing Date, the consummation of such transactions shall not have become prohibited under the laws of the United States to which the Partnership is subject; and

            (iii) Nathan T.K. Aipa, Esq., counsel to KS/BE, Knight's Parent and Knight, shall have delivered his written opinion, dated the Closing Date, to the Partnership to the effect of Annex 2 hereto.

            6.    Representations, Warranties and Agreements of the Partnership.

            The Partnership represents, warrants and agrees as of the date hereof that:

            (a) Good Standing. The Partnership is a partnership formed and validly existing under the Revised Uniform Limited Partnership Act of the State of Delaware and has all requisite power and authority under such law to own its property and to carry on its business as now being conducted. Goldman, Sachs & Co. is a partnership formed and validly existing under the Partnership Law of the State of New York and has all requisite power and authority under such law to own its property and to carry on its business as now being conducted.

            (b) Qualification. With such exceptions as do not in the aggregate materially adversely affect their respective businesses, the Partnership and Goldman, Sachs & Co. have all permits, licenses and approvals necessary to carry on their respective businesses as presently conducted


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as required by law or the rules of the Securities and Exchange Commission, the
National Association of Securities Dealers, Inc. and each other association, corporation or governmental agency having appropriate authority.

            (c) Stock Exchange Membership, etc. Goldman, Sachs & Co. is a member organization in good standing of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

            (d) Regulatory Approvals. No filings, notifications, consents, approvals, authorizations or orders are required to be made with or secured from governmental or regulatory or judicial authorities by the Partnership (or any subsidiary thereof) in order to consummate the transactions contemplated by
Section 2 hereof.

            (e) Power and Authority. The Partnership has full power and authority to enter into this Agreement and the Registration Rights Agreement, to sell the Partnership Interest and to perform the other obligations provided for herein and in the Registration Rights Agreement, all of which have been duly authorized by all proper and necessary action.

            (f) Binding Agreements. This Agreement constitutes, and when executed and delivered in accordance herewith the Registration Rights Agreement will constitute, a valid and binding agreement of the Partnership. When executed and delivered by Knight, the Memorandum of Agreement will constitute a valid and binding agreement of the other partners continuing as partners of the Partnership as of the Closing.

            (g) Litigation. As of the date of this Agreement, there are no proceedings or investigations pending or, so far as the Partnership knows, threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency which, in any one case or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, or condition, financial or otherwise, of the Partnership and its subsidiaries, taken as a whole, or which could affect the execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Memorandum of Agreement.

            (h) Legality. As of the date of this Agreement, the consummation of the purchase and sale of the Partnership Interest are not prohibited under the laws of the United


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States to which the Partnership or its subsidiaries are subject.

            (i) No Conflicts. There is no order or judgment and no provision of any mortgage, indenture, contract or agreement binding on the Partnership or affecting its property which would conflict with or prevent the execution, delivery or performance of this Agreement, the Registration Rights Agreement or the Memorandum of Agreement (including Article VI thereof), and no consents or waivers of parties to any such mortgage, indenture, contract or agreement (including the Memorandum of Agreement) are required for the Partnership's execution, delivery or performance of this Agreement, the Registration Rights Agreement or the Memorandum of Agreement (including Article VI thereof), other than those which have been obtained.

            (j) Financial Statements. The Partnership has furnished to KS/BE and Knight consolidated statements of financial condition of the Partnership as of November 29, 1991 and as of the end of each of the two preceding fiscal years, and consolidated statements of income and changes in partnership capital for the three fiscal years then ended, certified by Coopers & Lybrand, together with a consolidated statement of income for the fiscal quarter ended February 28, 1992. All such financial statements are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be specified therein, and present fairly the consolidated financial condition of the Partnership as of the respective dates specified therein, and the consolidated results of the operations of the Partnership for the periods specified therein. As of the date hereof, there has been no material adverse change since November 29, 1991 involving the business, prospects or financial condition of the Partnership.

            (k) Profit Plans. For the purposes of Section 12(B) of the Goldman Sachs Profit Participation Plans and Similar Plans, no general partner of the Partnership constitutes a "Protected Partner" of the Partnership.

            (l) SBCM. All material terms of SBCM's investment in the Partnership and Goldman, Sachs & Co. are as set forth in (i) the Memorandum of Agreement (as amended through the date hereof), (ii) the Amended and Restated Memorandum of Agreement of Goldman, Sachs & Co., (iii) the Amended and Restated Subscription Agreement, dated as of March 28, 1989, among The Sumitomo Bank Limited, SBCM, Goldman, Sachs & Co. and the Partnership, and (iv) the


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Letter Agreement, dated as of December 6, 1991, between SBCM and the
Partnership.

            7. Representations, Warranties and Agreements of KS/BE, Knight's Parent and Knight.

            KS/BE, Knight's Parent and Knight each represents, warrants and agrees as of the date hereof that:

            (a) Regulatory Approvals. There are no filings, notifications, consents, approvals, authorizations or orders which KS/BE, Knight's Parent or Knight (or any of their respective subsidiaries) is required to make with or secure from governmental, regulatory or judicial authorities in order to consummate the transactions contemplated by Section 2 hereof.

            (b) Power and Authority. Each of KS/BE, Knight's Parent and Knight has full power and authority to enter into this Agreement; Knight has full power and authority to purchase the Partnership Interest, to enter into the Registration Rights Agreement and to grant the irrevocable proxy/power-of-attorney and proxy referred to in Sections 9(c) and 10(c) hereof, respectively; KS/BE and Knight's Parent each have full power and authority to grant the irrevocable proxy referred to in Section 10(c) hereof; and each of KS/BE, Knight's Parent and Knight has full power and authority to perform the obligations provided for herein and, in the case of Knight, in the Registration Rights Agreement, all of which have been duly authorized by all proper and necessary corporate or other action.

            (c) Binding Agreements. This Agreement constitutes a valid and binding agreement of KS/BE, Knight's Parent and Knight. Each proxy and proxy/power-of-attorney delivered pursuant to this Agreement, whether by KS/BE, Knight's Parent or Knight, shall be valid and binding, shall be irrevocable and shall not be terminable by operation of law, dissolution or bankruptcy of KS/BE, Knight's Parent or Knight or for any other reason (provided, however, that upon a transfer permitted by this Agreement by KS/BE, Knight's Parent or Knight of shares or other securities that are the subject of such proxy or proxy/power-of-attorney to a third party, such proxy or proxy/power-of-attorney shall terminate with respect to the shares or securities that are so transferred). Each such irrevocable proxy and proxy/power-of-attorney shall be enforceable according to its terms. When executed and delivered by Knight, the Memorandum of Agreement and the Registration Rights Agreement will each constitute a valid and binding agreement of Knight.


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            (d) Litigation. As of the date of this Agreement, there are no proceedings or investigations pending or, so far as each of KS/BE, Knight's Parent and Knight knows, threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency which could affect the execution, delivery and performance of this Agreement, the Registration Rights Agreement or the proxy/power of attorney and proxy referred to in Sections 9(c) and 10(c) hereof by KS/BE, Knight's Parent or Knight, as applicable.

            (e) Legality. As of the date of this Agreement, the consummation of the purchase and sale of the Partnership Interest, and the granting of the proxy/power of attorney and proxy referred to in Section 9(c) and 10(c) hereof, are not prohibited under the laws of the United States to which KS/BE, Knight's Parent or Knight or their subsidiaries are subject.

            (f) No Conflicts. There is no order or judgment, no provision of the certificate of incorporation of Knight or Knight's Parent or the constituent documents of KS/BE and no provision of any mortgage, indenture, contract or agreement binding on KS/BE, Knight's Parent or Knight or affecting their property which would conflict with or prevent the execution, delivery or performance of this Agreement or the Registration Rights Agreement, or the granting of the proxy/power of attorney and proxy referred to in Sections 9(c) and 10(c) hereof, and no consents or waivers of parties to any such mortgage, indenture, contract or agreement are required for KS/BE'S, Knight's Parent's or Knight's execution, delivery or performance of this Agreement or the Registration Rights Agreement, or the granting of the proxy/power of attorney and proxy referred to in Sections 9(c) and 10(c) hereof.

            (g) 1940 Act. Knight is not, and will not as a result of the consummation of the transactions contemplated hereby and by the Knight Partnership Provisions become, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and each of KS/BE, Knight's Parent and Knight covenant and agree to operate the business of Knight or any successor or assignee of Knight permitted by Section 15 hereof and Section 12 of the Knight Partnership Provisions so as not to cause Knight or any such entity, as applicable, to become an "investment company" at any time during the term hereof.


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            8. Certain Agreements.

            (a) The Tax Matters Partner referred to in paragraph 11(g) of
Article I of the Memorandum of Agreement shall periodically notify and consult with Knight during any administrative or judicial proceeding with respect to the determination of the taxable income of the Partnership. Notwithstanding the foregoing, the Tax Matters Partner shall have complete control of such administrative or judicial proceeding and, to the extent permitted by the Internal Revenue Code and other applicable laws, Knight agrees to file all tax returns consistently with the Partnership and to waive its rights to participate in any administrative or judicial proceeding with respect to the determination of the Partnership's taxable income.

            (b) Upon request of Knight, the Partnership shall consider taking actions to reduce Knight's tax liabilities; provided, however, the Partnership need not consider actions which would in the Partnership's sole judgment in any way adversely affect the Partnership, any general partner or any other limited partner.

            (c) Upon Knight's request, the Partnership shall provide Knight with
(i) schedules showing the determination of the capital accounts of Knight's Partnership Interest and its Actual and Imputed Share (and the Partnership shall make appropriate persons available to provide Knight an explanation of, and to discuss with Knight the contents of, such schedules), (ii) annual audited consolidated financial statements of Goldman, Sachs & Co., and (iii) interim quarterly consolidated statements of income of the Partnership, as available.

            (d) The Partnership agrees that, in the event KS/BE, Knight's Parent or Knight incurs any expenses or liabilities as a result of the operation of
Section 9 of


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either Article III or Article V or the last paragraph of paragraph 6 of Article
I of the Memorandum of Agreement (other than liabilities expressly assumed by KS/BE, Knight's Parent or Knight pursuant to such provisions), the Partnership will indemnify and hold harmless KS/BE, Knight's Parent and Knight, as the case may be, against all such expenses (including reasonable fees and disbursements of counsel).

            (e) Notwithstanding any provision of the Memorandum of Agreement,
(i) none of KS/BE, Knight's Parent or Knight shall, as a result of the entering into this Agreement, the Knight Partnership Provisions or the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, be prevented from competing, directly or indirectly, with the Partnership, or any Firm or any Successor Partnership or Successor Business,
(ii) KS/BE, Knight's Parent and Knight each hereby authorize the Management Committee of the Partnership to implement any Plan adopted and approved in accordance with paragraph 15 of Article I of the Memorandum of Agreement, and each irrevocably waives for itself and its successors and assigns any right to contest the terms of any Plan adopted in accordance with said paragraph 15, whether on grounds of unequal or disparate treatment, inconsistency or conflict with the terms and provisions of the Memorandum of Agreement, unfairness or any other reason, provided, in each case, that such Plan is not inconsistent with
Section 5 or 6(c), as the case may be, of the Knight Partnership Provisions, and
(iii) Knight shall be entitled to give notices under the Memorandum of Agreement in the manner provided in this Agreement in respect of notices required under the Memorandum of Agreement to be given to the Partnership.


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            9.    Absence of Control or Controlling Influence; Absence of
                  Restrictions; Proxy/Power-of-Attorney.

            (a) Notwithstanding any provisions of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby or otherwise, KS/BE, Knight's Parent and Knight each agree that it does not have, and that it will not exercise or attempt to exercise and will prevent any successor thereof or any direct or indirect subsidiary thereof from exercising or attempting to exercise, by any action or omission to act, by virtue of any provision of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby, any requirement of law or otherwise, any control or controlling influence over the management, policies or affairs of the Partnership, the Company, any successor or successors to the Partnership or the Company (other than a successor pursuant to Section 6(c) of the Knight Partnership Provisions) or any direct or indirect subsidiary of the Partnership, the Company or any such successor (each such entity being referred to in this Section 9 as a "Goldman Entity"). The foregoing agreement shall extend, without limitation, to: (i) the management of any Goldman Entity; (ii) the business affairs of any Goldman Entity; (iii) the financial, accounting or tax affairs of any Goldman Entity;
(iv) any matters relating to partnership interests in or securities of a Goldman Entity, including, without limitation, the admission, withdrawal or retirement of general or limited partners or the election or retirement of managing directors or the issuance, payment, redemption or repurchase of debt or equity securities; (v) partner, managing director and employee affairs, including, without limitation, the hiring and termination of employees, partner, managing director and employee compensation, partner, managing director and employee benefit arrangements and partner, managing director and employee retirement arrange-


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ments; and (vi) acquisitions by a Goldman Entity of all or part of any other entity, dispositions by a Goldman Entity of all or any part of a Goldman Entity, combination by a Goldman Entity with any other entity, incorporation of all or any part of a Goldman Entity, or liquidation of all or any part of the business of a Goldman Entity, it being understood that the foregoing shall not constitute a waiver by KS/BE, Knight's Parent or Knight of any terms or provisions of this Agreement or of the Knight Partnership Provisions or the Incidental Partnership Provisions, and that, in any event, Knight shall be treated equally in relation to the general partners and SBCM according to Knight's Actual Share.

            (b) Notwithstanding any provisions of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby or otherwise, each of KS/BE, Knight's Parent and Knight agrees that there are not, and that it will not impose or attempt to impose and will prevent any successor thereof or any direct or indirect subsidiary thereof from imposing or attempting to impose, by any action or omission to act, by virtue of any provision of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby, or any requirement of law or otherwise, any restrictions on matters relating to the capital of any Goldman Entity. The foregoing agreement shall extend, without limitation, to: (i) capital levels of, or increases to or withdrawals from capital of, any Goldman Entity; (ii) the interest (or other return) paid on the capital of limited partners (other than Knight) or, subject to the Partnership's agreement pursuant to Section 6(a) of the Knight Partnership Provisions, of general partners of any Goldman Entity; or (iii) the issuance or retirement of
(w) general partnership interests or limited partnership interests (other than Knight's limited partnership interest) of any


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 Goldman Entity, or the capital stock held by managing directors or others of any Goldman Entity, (x) debt securities of any Goldman Entity, whether senior or subordinated, short- or long-term, secured or unsecured, other than debt securities held by KS/BE, Knight's Parent or Knight, (y) equity securities of any Goldman Entity or (z) options or warrants to acquire any securities of any Goldman Entity, it being understood that the foregoing shall not constitute a waiver by KS/BE, Knight's Parent or Knight of any terms or provisions of this Agreement or of the Knight Partnership Provisions or the Incidental Partnership Provisions, and that, in any event, Knight shall be treated equally in relation to the general partners and SBCM according to Knight's Actual Share.

            (c) On the Closing Date, Knight shall deliver to the Partnership its irrevocable proxy/power-of-attorney in the form set forth in Annex 3 hereto. Knight agrees, to the extent (if any) that such irrevocable proxy/power-of-attorney is not enforceable under law, to provide its consent to any of the matters set forth therein and/or to execute any of the amendments, documents or other instruments referred to therein promptly following written demand by the Partnership.

            10.   Agreements in the Event of Incorporation of the Partnership.

            (a) Investment Representations; Non-Transferability. Knight represents that its acquisition hereby or from time to time hereafter of any Securities (as defined below) of the Company or any other Goldman Entity pursuant to this Agreement or the Memorandum of Agreement is or shall be for investment purposes. Except as provided in Section 10(b) below or as contemplated by Section 15(d) below or Section 5(f) of Article VI of the Memorandum of


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Agreement, each of Knight, Knight's Parent and KS/BE agrees that it shall not sell, transfer, exchange, make any assignment of (including an assignment for the benefit of Knight's, Knight's Parent's or KS/BE'S creditors or a transfer to a trustee) or receive for the benefit of Knight's, Knight's Parent's or KS/BE's creditors, give away, pledge, hypothecate or otherwise dispose of any Securities hereby or from time to time hereafter acquired by it, nor shall Knight, Knight's Parent or KS/BE enter into any agreement as a result of which any person or entity will or could obtain any interest in such Securities. For purposes of this Agreement, "Securities" shall refer to (i) any common stock issuable to Knight in exchange for its Part J Actual Capital (including any common stock which may be issued in exchange therefor pursuant to Annex 7 hereof, "Common Stock"), and any preferred stock issuable to Knight in exchange for its Part K Interest, in each case as contemplated by the Knight Partnership Provisions, and any subscription rights for such common stock or preferred stock granted hereto or thereto, (ii) any other securities issuable to Knight pursuant to Section 5 of the Knight Partnership Provisions and (iii) any other securities of the Company or any other Goldman Entity issuable to Knight pursuant to this Agreement or the Knight Partnership Provisions. Any Securities issued shall be issued in registered form and, other than any Common Stock when disposed of to the public, shall bear a legend in substantially the following form or such other form as KS/BE and the Partnership (or the Company) may agree:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND ARE SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT, DATED AS OF APRIL 24, 1992, AMONG ROYAL HAWAIIAN SHOPPING CENTER, INC., PAUAHI HOLDINGS CORPORATION, THE TRUSTEES OF THE ESTATE OF BERNICE PAUAHI BISHOP AND THE GOLDMAN SACHS


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            GROUP, L.P. NO HOLDER OF THIS CERTIFICATE OTHER THAN KNIGHT SHALL BE
            ENTITLED TO ANY RIGHTS HEREUNDER AND, IF HELD BY ANY SUCH HOLDER, THIS CERTIFICATE AND THE SECURITIES EVIDENCED HEREBY SHALL BE VOID AND BE DEEMED CANCELLED. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES
            LAWS OF ANY OTHER JURISDICTION."

            (b) Disposition of Securities.

            (i) Knight shall have the rights set forth in this Section 10(b) to dispose from time to time of the Common Stock issuable to it pursuant to the Knight Partnership Provisions and Annex 7 hereto.

            (ii) Except as otherwise provided in (iv) below or in Section 2(c) of the Registration Rights Agreement, Knight may dispose of Common Stock only after the date when the Company shall have become a public company by the initial registration by the Company of its common stock under the Securities Act of 1933 (the "1933 Act"). Any such disposition may be made only (x) by means of a widely-dispersed underwritten public offering in conformity with regulatory requirements and guidelines applicable to KS/BE, Knight's Parent and Knight and (y) pursuant to the exercise of Knight's demand right or piggy-back rights as set forth in the Registration Rights Agreement attached as Annex 5 hereto (which sets forth procedures for public offerings whether or not registered under the 1933
      Act). The successor to the broker-dealer business of the Partnership (hereinafter referred to as the "Company Broker-Dealer") shall be the book-running managing underwriter of the underwriting syndicate.

            (iii) In connection with any disposition of securities of the Company by the Company, Knight, the


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      Company's managing directors or otherwise, Knight agrees that it shall be subject to the same customary limitations on sales following consummation of such disposition as managing directors of the Company agree to with the underwriters of such securities and that it will execute and deliver any agreement to such effect required by such underwriters.

            (iv) In addition to the demand right and piggy-back rights granted pursuant to Section 10(b) (ii) hereof and the Registration Rights Agreement, Knight shall be entitled, from and after the fifth anniversary of the initial public offering by the Company of its common stock, to sell its Common Stock in the manner and amounts permitted by Rule 144(e) under the 1933 Act, or any similar successor provision, provided, that in the case of any such sale the Company shall have received an opinion of counsel to Knight acceptable to it that such sale may be made without registration under the 1933 Act.

            (c) Proxy and Voting Agreement.

            (i) On the Closing Date, KS/BE, Knight's Parent and Knight shall each deliver to the Partnership its irrevocable proxy in the form set forth in Annexes 4(a) and (b) hereto, respectively. KS/BE, Knight's Parent and Knight each further agree, to the extent (if any) that such irrevocable proxy is not enforceable under law, to vote any securities of the Company or any subsidiary of the Company held by it (whether acquired pursuant to this Agreement or otherwise) in the manner provided in such proxy. KS/BE further agrees to cause any direct or indirect subsidiary thereof (other than Knight's Parent or Knight) to vote any securities of the Company or any subsidiary thereof that may be


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      acquired by such subsidiary of KS/BE in the manner provided in KS/BE's foregoing proxy.

            (ii) Knight understands that time is of the essence in a public offering, and if, in connection with any recapitalization in connection with a public offering, the Company wishes for any reason to modify the terms of Knight's securities, Knight agrees to consider (without any obligation to consent to) such modifications according to any reasonable time schedule prescribed by the Company.

            11. Delay in Closing Date; Adjustments.

            In the event the Closing Date does not occur on or before April 24, 1992, the Closing Date shall be automatically extended, subject to Section 13 below, until the date when the conditions thereto are satisfied (or waived) and up to five business days thereafter, within which five business days the Closing Date shall occur. In the event of such extension, the parties shall mutually agree upon such adjustments to the terms hereof as shall be necessary or appropriate and shall use best efforts to have the Closing Date occur as soon as possible.

            12. Confidentiality.

            (a) Each party will keep confidential any and all information furnished to it by another party or its representatives in connection with the transactions contemplated by this Agreement, the Memorandum of Agreement and the other agreements referred to herein, except to the extent any such information is generally available to the public (other than as a result of a disclosure by such party or its representatives), and the parties will instruct their respective partners, directors, officers, employees and other representatives having access to such information of such obligation of confidentiality. If this Agreement is terminated pursuant to Section 13(a) hereof, each party will return to the other all copies of material containing information disclosed to such party by the other. At the time this Agreement is terminated pursuant to Section 13(b) hereof or at the time immediately following an initial public offering registered under the 1933 Act by the Company, the parties hereto shall return to each other copies of materials previously disclosed to the other through such time as the parties shall agree at such time.

            (b) Without limitation of the foregoing, KS/BE, Knight's Parent and Knight each hereby specifically covenants and agrees that it shall not, in the course of making or securing filings, notifications, consents, approvals, authorizations or orders with governmental or administrative agencies or bodies or courts for any reason following the date of this Agreement, disclose to any person at any time any information (financial or other) concerning the Partnership which is not publicly disclosed, unless the Partnership otherwise consents or unless pursuant to a court or administrative order or procedure.

            (c) The parties agree that they will advise and confer with each other prior to the issuance of any report, statement, press release or other written statement identifying the other party or relating to the transactions contemplated by this Agreement, the Memorandum of Agreement and the other agreements referred to herein and the implementation hereof and thereof. No report, statement, press release or other written statement shall be disseminated publicly or delivered to any other person without the specific, written consent of the other party, which consent may not be unreasonably withheld, provided, however, that either party may deliver written statements to administrative agencies or bodies or courts or trademark commissions, and provided further, however, that the Partnership and KS/BE may mutually agree upon guidelines for routine disclosures (i.e., references to the other in stockholder reports, brochures or other documents describing their respective businesses, etc.) pursuant to which the disclosures covered by such guidelines may be made without specific or prior approval.

            13. Termination.

            This Agreement shall terminate:

            (a) if the Closing Date does not occur on or before July 31, 1992 for any reason;

            (b) on the date of payment of the distribution with respect to the final year of a Withdrawal Period; or

            (c) on the date of disposition by Knight or cancellation of the Securities set forth in clause (i), and, if such are equity securities or exercisable, convertible or otherwise exchangeable in any manner into equity securities, (ii) or (iii) of Section 10(a) hereof;

provided, however, that (i) the agreements set forth in Sections 12, 14 and 15(b) (as such relates to Sections 12 and 14) hereof shall continue indefinitely and (ii) the agreements set forth in Section 10(c) shall continue for a period of five years from the date of the final disposition or cancellation of all Securities set forth in (c) above.

            14. Governing Law; Arbitration.

            (a) This Agreement is being entered into and is intended to be performed in the State of New York and will be construed and enforced in accordance with and governed by the laws of the State of New York.

            (b) Any dispute, controversy or claim arising out of or relating to provisions of this Agreement and each of the Annexes hereto shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") in effect on the date of this Agreement. The number of arbitrators shall be three and the Administering Authority shall be the American Arbitration Association. The tribunal shall adopt rules of procedure supplementary to the rules of UNCITRAL as it deems equitable under the circumstances. All direct costs of an arbitration proceeding under this Section, including fees and expenses of arbitration, shall be borne equally by the parties hereto. All other costs, including counsel and witness fees, shall be borne by the party incurring them. The place of arbitration shall be The City of New York. The arbitration shall be conducted in the English language. An award rendered by all or a majority of the arbitrators shall be final and binding, and judgment may be entered upon it in any court having jurisdiction. In no event shall this subsection be construed as conferring upon any court authority or jurisdiction to inquire into or review such award on its merits. The parties agree to exclude any right of application or appeal to the Federal, New York State and any other courts in connection with any question of law or fact arising in the course of the arbitration or with respect to any award made.

            15. Ownership of Knight; KS/BE Agreement with Respect to Knight; Assignment.

            (a) KS/BE, Knight's Parent and Knight each agrees that Knight, and any assignee of Knight pursuant to Section 15(d) below (other than KS/BE), will remain a wholly-owned subsidiary of KS/BE or of another wholly-owned subsidiary of KS/BE. Except as provided in Section 15(d) below and Section 12 of the Knight Partnership Provisions, none of KS/BE, Knight's Parent or Knight shall (i) have any right to sell, transfer, exchange, make any assignment of (including in assignment for the benefit of Knight's or KS/BE's creditors or a transfer to a trustee) or receive for the benefit of Knight's or KS/BE's creditors, give away, pledge, hypothecate, or otherwise to dispose of any of Knight's interest in the Partnership or in the profits or assets thereof, or KS/BE's interest, direct or indirect, in Knight, or (ii) have the right to enter into any agreement as a result of which any person or entity will or could obtain any interest in the Partnership or the Partnership Interest, or KS/BE's interest, direct or indirect, in Knight.

            (b) KS/BE, Knight's Parent and Knight each agrees that (i) the equity securities of Knight and Knight's Parent shall at all times during the term hereof be owned, directly or indirectly, by KS/BE, (ii) any securities of Knight or Knight's Parent other than common equity securities shall be either
(x) non-recourse to Knight or Knight's Parent, or (y) guaranteed by, or otherwise entitled to the credit support of, KS/BE, and (iii) Knight's interest in the Partnership will not be used, directly or indirectly, as a means of obtaining financing for KS/BE or any of its direct or indirect subsidiaries, and no representations specifically regarding the Partnership or the performance of the Partnership Interest, nor any information regarding the Partnership or the Partnership Interest which is subject to Section 12(a) hereof, shall be provided in connection with any such financing.

            (c) KS/BE agrees that it shall cause Knight to perform all the obligations of Knight contained in this Agreement, the Memorandum of Agreement and the other agreements contemplated hereby and thereby.

            (d) Each of KS/BE, Knight's Parent and (except as provided in the next sentence) Knight may not assign this Agreement or any of the other agreements contemplated hereby or by the Memorandum of Agreement to any party. With the consent of the Partnership (which shall not be unreasonably withheld), Knight or Knight's Parent may assign this Agreement to KS/BE or another directly or indirectly wholly-owned subsidiary of KS/BE organized under the laws of any United States jurisdiction, provided that KS/BE or such subsidiary shall execute and deliver such amendments to, or documents or instruments of assumption of, this Agreement, the Memorandum of Agreement and the other agreements contemplated hereby and thereby (including the irrevocable proxies and proxy/power-of-attorney) as are required by the Partnership so as to become a party thereto successor to Knight or Knight's Parent, as the case may be, with all rights and obligations provided herein and therein. Such assignment shall release the assignor from its obligations hereunder. Any assignment made in violation of this provision shall be null and void.

            16.   Survival of Agreement; Further Assurances.

            (a) All terms and provisions of this Agreement shall survive execution and delivery of this Agreement, the Closing Date and any investigation made at any time by any party or on its behalf until terminated pursuant to
Section 13 hereof; provided, however, that the representations and warranties of the Partnership contained in Section 6 and of KS/BE and Knight contained in
Section 7 shall terminate on December 31, 1993.

            (b) Each of KS/BE, Knight and the Partnership agrees that, in the event any of the consents, approvals, authorizations or orders secured in order to consummate the transactions contemplated hereby are threatened to be modified or revoked, each shall use its best efforts to prevent such modification or revocation.

            17. Registered Address; Notices.

            All notices and other communications hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to KS/BE, Knight's Parent or Knight, at The Trustees of the Kamehameha Schools/Bernice Pauahi Bishop Estate, P.O. Box 3466, 567 South King Street, Suite 200, Honolulu, Hawaii 96801, Attention: Nathan T.K. Aipa, General Counsel, or at such other address as KS/BE, Knight's Parent or Knight shall furnish to the Partnership in writing, or (b) if to the Partnership, at 85 Broad Street, New York, New York 10004, Attention: Robert J. Katz, General Counsel, or at such other address as the Partnership shall have furnished to KS/BE, Knight's Parent or Knight in writing.

            18. Miscellaneous.

            (a) For purposes of Clause (i) of the definition of "General Partners' Capital" set forth in the Knight Partnership Provisions, those certain investments made by the Partnership and Affiliates prior to November 29, 1991 are set forth in Annex 8 hereto.

            (b) Annex 9 hereto contains a schedule setting forth certain calculations in respect of Knight's Actual Share.

            (c) This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including, with respect to the Partnership, the Company). No recourse under or upon any obligation of the Partnership contained in this Agreement shall be had against any current or future partner of the Partnership. This Agreement embodies the entire agreement and understanding between KS/BE, Knight and the Partnership and supersedes all prior agreements and understandings relating to the subject matter hereof, whether written or oral. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        THE TRUSTEES OF THE ESTATE OF
                                        BERNICE PAUAHI BISHOP

                                        By: /s/ Henry H. Peters
 APPROVED AS TO FORM                        -------------------------------
CONTENTS & AUTHORIZATION                    Henry H. Peters         TRUSTEE

   /s/ [ILLEGIBLE]                      By: /s/ William S. Richardson
----------------------                      -------------------------------
   LEGAL DEPARTMENT                         William S. Richardson   TRUSTEE

                                        By: /s/ Matsuo Takabuki
                                            -------------------------------
                                            Matsuo Takabuki         TRUSTEE


                                        ROYAL HAWAIIAN SHOPPING
                                        CENTER, INC.


                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Title: PRESIDENT

                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Title: TREASURER


                                        PAUAHI HOLDINGS CORPORATION

                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Title: PRESIDENT

                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Title: Vice PRESIDENT


                                        THE GOLDMAN SACHS GROUP, L.P.

                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Title: Partner

                       Annex 5 to Subscription Agreement

                         REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of April 24, 1992 (the "Agreement"), between Royal Hawaiian Shopping Center, Inc. ("Knight"), a Hawaii corporation and an indirect wholly-owned subsidiary of The Trustees of the Estate of Bernice Pauahi Bishop, a private educational charitable trust organized under the laws of the State of Hawaii ("KS/BE"), and The Goldman Sachs Group, L.P., a limited partnership organized under the laws of Delaware (the "Partnership").

            WHEREAS, pursuant to a Subscription Agreement, dated as of April 24, 1992, among KS/BE, Knight's Parent, Knight and the Partnership (the "Subscription Agreement"), Knight is purchasing as of the date hereof a limited partnership interest in the Partnership, as described in the Subscription Agreement and in the "Knight Partnership Provisions" referred to in Section 2 of the Subscription Agreement (the "Knight Partnership Provisions"); and

            WHEREAS, pursuant to Section 10(b) of the Subscription Agreement, the Partnership has granted Knight certain registration rights with respect to securities of the Partnership's corporate successor (the "Company") in the event the Partnership incorporates and registers its common stock under the Securities Act of 1933 (the "1933 Act");

            THEREFORE, the parties agree as follows:

            1. Definitions.

            The terms used in this Agreement which are defined in the Subscription Agreement or in the Knight Partnership Provisions have the respective meanings set forth therein.

            2. Piggy-Back Registration Rights.

            (a) (i) Following the initial U.S. registered public offering of the Company's common stock, in the event the Company intends (x) to file a registration statement under the 1933 Act with respect to an offering of its securities or to publicly offer its securities outside the United States and (y) to offer managing directors of the

Company rights to include up to a specified maximum aggregate number of additional shares of common stock owned by them in such registration statement or foreign offering, the Company shall provide Knight with notice of such intention no less than 20 business days prior to such filing or to the commencement of such foreign offering. Knight is hereby granted rights to participate with the Company's managing directors in such registration statement or foreign offering on a pro rata basis with the managing directors. In the event Knight elects to have Common Stock registered (or, in the case of a foreign offering, offered) on its behalf, Knight may have registered (or offered) such percentage of the maximum number of shares of Common Stock to be registered (or offered) on behalf of Knight, SBCM and the managing directors as equals the percentage obtained by dividing (x) the number of shares of Common Stock sought to be registered (or offered) at such time by Knight on its behalf, by (y) the sum of such number of shares and the aggregate number of shares of the Company's common stock sought to be registered (or offered) at such time by SBCM and by the managing directors on their behalf.

            (ii) Knight may elect to exercise the foregoing rights by giving written notice (an "Election Notice") of its election to participate and the number of shares of Common Stock of its desired participation to the Company within 10 business days of receipt by Knight of the foregoing notice from the Company. On receipt of Knight's election to participate, the Company shall either include such shares of Common Stock on behalf of Knight in the registration statement or foreign offering or, within 10 business days of receipt by the Company of Knight's notice, deliver written notice (a "Purchase Notice") to Knight specifying either that the Company elects or that the Company is affording its managing directors the right to elect (with or without the Company) to purchase all or a portion of the shares otherwise to be registered or offered on behalf of Knight in lieu of including them in the registration statement or foreign offering. In the event the Company provides in its Purchase Notice that it will offer purchase rights to its managing directors in all or any portion of the shares the subject of Knight's Election Notice, the Company shall have a period of ten business days from the delivery of the Purchase Notice within which to determine and notify Knight by a subsequent written notice (the "MD Purchase Notice") as to the number of shares to be purchased by the managing directors and the Company. Thereafter, the Company shall be obligated to purchase (together, if applicable, with the managing directors specified in any MD Purchase Notice) the shares the subject of such Purchase Notice or MD Purchase Notice, as the case may be, from Knight on or prior to the consummation of the registered or foreign public offering. The purchase price applicable to such purchase shall be the initial public offering price of the shares actually sold pursuant to the registration statement or foreign offering, less the applicable gross underwriting discount. (If such registered or foreign public offering is not consummated, however, the Company and/or the managing directors shall not be required to purchase any shares from Knight pursuant to this paragraph.)

            (iii) In the event the Company does not deliver a Purchase Notice and intends to proceed with a registered or foreign public offering including Common Stock on behalf of Knight, and in the event Knight does not provide the Company in writing with the information concerning Knight required to be included in the registration statement or offering circular on or prior to five business days prior to the date of the Company's intended filing of the registration statement or commencement of the offering, the Company need not include shares on behalf of Knight in the registration statement or foreign offering.

            (b) In the event the Company includes Common Stock in a registration statement or foreign offering on behalf of Knight pursuant to this Section 2, the Company may file said registration statement with the Securities Exchange Commission (if applicable) and offer the Common Stock to the public in the manner and according to the time schedule chosen by the Company in its sole discretion, including, without limitation, the choice of representatives, underwriters, the form of underwriting agreement, the United States jurisdictions in which the securities shall be registered or qualified, etc., provided, however, that the underwriting agreement as it relates to Knight and the reimbursement of expenses, indemnification and contribution provided by the Company to the underwriters with respect to Common Stock sold on behalf of Knight shall, except as otherwise provided in this Section 2(b), be in such form as the Company Broker-Dealer customarily uses at the time of such offering with clients with regard to such type of secondary offering of equity securities (the "Standard Form"), provided (i) the representations and warranties and agreements of the Company and the opinions of counsels for the Company contained in the Standard Form shall be appropriately modified so as to be not more burdensome to the Company than the representations and warranties and the opinions delivered in connection with the Company's initial public offering, (ii) the expenses of such registration and offering shall be borne by the parties as set forth in this Section 2(b), (iii) the representations and warranties, agreements and opinions of counsel made or deliverable on behalf of Knight as selling stockholder to the underwriters under the Standard Form may have such modifications thereto as the Company Broker-Dealer and Knight shall negotiate in good faith at the time of such offering and (iv) in consideration and as part of the purchases and sales and other transactions contemplated by the Subscription Agreement, the Company (and not Knight) shall provide reimbursement of expenses, indemnification and contribution to the underwriters and their controlling persons as set forth in the Standard Form. In addition, any disposition of Common Stock on behalf of Knight must be in a widely-dispersed public offering and in conformity with regulatory requirements and guidelines applicable to KS/BE and Knight. The Partnership and Knight further agree that Knight shall pay the expenses of the Company in connection with an offering pursuant to this Section 2 on a pro rata basis with the managing directors, the Company and any other party participating in such registration statement or offering (i.e., pro rata on the basis of the aggregate initial public offering price of Common Stock included on Knight's, the managing directors', the Company's and any such party's behalf in said registration statement or foreign offering). Knight shall also pay all its own expenses in connection therewith.

            (c) In the event managing directors of the Company are afforded piggy-back registration rights in the initial public offering of the Company's common stock, Knight shall have the right to participate in such registration statement on a pro rata basis with such managing directors as specified in this
Section 2, provided that Knight must deliver written notice of the exercise of its rights within 10 business days of notification by the Company, which notification by the Company need not precede the filing of the registration statement by more than 20 business days.

            3. Demand Right.

            (a) (i) In the event that Knight has not had the opportunity to exercise and sell shares pursuant to the piggy-back registration rights granted to it pursuant to Section 2 hereof and Section 10(b) of the Subscription Agreement (other than as a result of the exercise by the Company or its managing directors of their respective purchase rights under Section 2(a)(ii) hereof) prior to the fifth anniversary of the initial U.S. registered public offering by the Company of its common stock, it shall have the right, at any time during the term hereof after such fifth anniversary, to exercise the demand right referred to in Section 10(b)(ii) of the Subscription Agreement by providing written notice (a "Disposition Notice") to the Company of its intention to exercise such demand right and specifying the number of shares of Common Stock sought to be disposed of and whether Knight desires that the offering be made in the United States and/or outside the United States.

            (ii) On receipt of a Disposition Notice, the Company may indicate, by written notice (a "Delay Notice") delivered to Knight within ten business days of receipt by the Company of the Disposition Notice, that Knight may not dispose of any Common Stock during a period of up to 90 days (as specified in the Delay Notice) following the Company's receipt of the Disposition Notice if, in the judgment of the Company in its sole discretion, such disposition would interfere with a public offering of the Company's securities to be made by the Company (within or outside the United States) during such specified period, and Knight shall have no right to proceed with the proposed distribution during such period (although Knight may otherwise be afforded piggy-back rights to participate in such public offering pursuant to Section 2 hereof).

            (iii) In the event the Company does not proceed with the filing of a registration statement under the 1933 Act with respect to such a public offering or otherwise commence a public offering outside the United States within the period specified in the Delay Notice, Knight shall be entitled to deliver another Disposition Notice at the end of the specified period if Knight still desires to effect a disposition, and the Company shall have no further right to deliver a Delay Notice with respect to such intended distribution unless Knight has not made such distribution (other than due to the fault of the Company) within 90 days of delivery to the Company of the second Disposition Notice.

            (b) Following receipt of a Disposition Notice, if the Company does not deliver a Delay Notice, the Company may deliver a Purchase Notice or an MD Purchase Notice in the manner set forth in Section 2(a)(ii) hereof, and the Company, or the managing directors and the Company, as the case may be, shall have a period of ten business days following delivery of the Purchase Notice or MD Purchase Notice (as applicable) to consummate the purchase of the shares therein specified. In the event the Company specifies pursuant to the Purchase Notice or the MD Purchase Notice (as applicable) that only a portion of the shares the subject of the Disposition Notice are to be purchased, the Company shall be obligated to proceed at such time with the disposition in a widely dispersed public offering of the portion of the shares not specified to be purchased. The purchase price applicable to any purchase of shares of Common Stock pursuant to this paragraph (b) shall be the average closing price for the 20 trading days prior to the date of the Disposition Notice, less an amount equal to the gross underwriting discount that would be applicable to a widespread United States public offering on the date of the Purchase Notice with respect to such shares as justified in a written statement delivered by the Company and the Company Broker-Dealer to Knight.

            (c) In the event the Company registers Common Stock of Knight under the 1933 Act pursuant to the exercise of Knight's demand right as set forth in
Section 10(b) of the Subscription Agreement and this Section 3 (in an offering within or outside the United States), the following procedures and agreements shall govern:

            (i) The Company will use its best efforts to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Common Stock as promptly as practicable after the date on which the Company became obligated pursuant to Sections 3(a) or (b) above to participate in a public offering; provided, however, the Company need not file such registration statement until it has received in writing from Knight the information required to be provided by Knight for inclusion in the registration statement. Unless Knight and the Company otherwise agree, the Company will use its best efforts to cause the registration statement to become effective as promptly as practicable following the date on which the registration statement is filed with the Commission.

            (ii) Following the effective date of the registration statement, the Company will prepare and file with the Commission such amendments or supplements to the registration statement (or to the prospectus forming a part thereof) as may be required pursuant to the underwriting agreement referred to below.

            (iii) The Company shall take such action as Knight or the representatives of the underwriters of the offering (the
      "Representatives") shall request to
      qualify the Common Stock to be disposed of for offering and sale under the securities laws of such United States jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit continuance of sales and dealings therein for such period as may be required pursuant to the underwriting agreement referred to below; provided, however, in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

            (d) In connection with any such offering the Company, Knight and the Representatives shall enter into a Standard Form underwriting agreement as provided in Section 2(b) above, except that Knight shall pay all expenses of the Company and Knight in connection with such offering, including the following:
(i) the fees, disbursements and expenses of the Company's counsel(s) (United States and foreign) and accountants in connection with the registration of the Common Stock to be disposed of under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (ii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), any Blue Sky or Legal Investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Common Stock to be disposed of; (iii) all expenses in connection with the qualification of the Common Stock to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any Blue Sky and Legal Investment surveys; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Common Stock to be disposed of; (v) all costs and expenses of the underwriters which would otherwise be reimbursed or paid for by the Company; and (vi) all costs and expenses incident to the performance of Knight's obligations in connection with the offering, including (x) any fees and expenses of counsel(s) for Knight, (y) the fees and expenses of any attorney-in-fact or custodian for Knight or any depositary and (z) all expenses and taxes (domestic and foreign) incident to the sale and delivery by Knight to the underwriters of the Common Stock to be disposed of. The Company shall pay the costs and charges of any transfer agent or registrar and the cost of preparing certificates for shares of Common Stock to be disposed of.

            4. Reimbursement of Expenses, Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless Knight against any losses, claims, damages or liabilities to which Knight may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus, any registration statement, any offering circular (or other offering document) or any amendment or supplement thereto, or arise out of or are based upon (i) in connection with an offering registered under the 1933 Act, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in connection with an offering not registered under the 1933 Act, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse Knight from time to time upon request for any legal or other expenses reasonably incurred by Knight in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to Knight in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or final prospectus, any registration statement, any offering circular (or other offering document) or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Knight for use therein.

            (b) Knight and KS/BE will, jointly and severally, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus, any registration statement, any offering circular (or other offering document) or an amendment or supplement thereto, or arise out of or are based upon (i) in connection with an offering registered under the 1933 Act, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in connection with an offering not registered under the 1933 Act, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim; provided, however, that Knight and KS/BE shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or final prospectus, any registration statement, any offering circular (or other offering document) or any such amendment or supplement other than in reliance upon and in conformity with written information furnished to the Company by Knight expressly for use therein.

            (c) Promptly after receipt by an indemnified party under paragraph
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under such paragraph. In case any such action shall be brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably acceptable to the indemnified party (which may include Sullivan & Cromwell), and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, in the event such indemnified party shall have reasonably concluded that there are defenses available to it which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action as it relates to such defenses on behalf of such indemnified party and the fees and expenses of separate counsel relating to such defenses for such indemnified party shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one local counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances and one national counsel coordinating all such actions.

            (d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Company on the one hand and Knight and KS/BE on the other from the offering of Common Stock on behalf of Knight but also (ii) the relative fault of the Company on the one hand and Knight and KS/BE on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Knight and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The partnership and Knight agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Company, Knight and KS/BE under this
Section 4 shall be in addition to any liability which the Company, Knight and KS/BE may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or Knight or KS/BE, respectively, within the meaning of the 1933 Act (including, as to Knight, Knight's Parent and KS/BE) and to their respective officers, directors and Trustees.

            5. Governing Law; Arbitration.

            (a) This Agreement is being entered into and is intended to be performed in the State of New York and will be construed and enforced in accordance with and governed by the laws of the State of New York.

            (b) Any dispute, controversy or claim arising out of or relating to provisions of this Agreement shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") in effect on the date of this Agreement. The number of arbitrators shall be three and the Administering Authority shall be the American Arbitration Association. The tribunal shall adopt rules of procedure supplementary to the rules of UNCITRAL as it deems equitable under the circumstances. All direct costs of an arbitration proceeding under this Section, including fees and expenses of arbitration, shall be borne equally by the parties hereto. All other costs, including counsel and witness fees, shall be borne by the party incurring them. The place of arbitration shall be The City of New York. The arbitration shall be conducted in the English language. An award rendered by all or a majority of the arbitrators shall be final and binding, and judgment may be entered upon it in any court having jurisdiction. In no event shall this subsection be construed as conferring upon any court authority or jurisdiction to inquire into or review such award on its merits. The parties agree to exclude any right of application or appeal to the Federal, New York State or other courts in connection with any question of law or fact arising in the course of the arbitration or with respect to any award made.

            6. Assignment; Assumption.

            (a) Knight may not assign this Agreement to any party, other than
(i) to KS/BE or Knight's Parent, or (ii) otherwise in connection with an assignment duly approved by the partnership pursuant to Section 15(d) of the Subscription Agreement. Any assignment made in violation of this Section 6 shall be null and void.

            (b) In the event the Partnership or the Company sells or transfers its business to or otherwise combines with any person and Knight receives securities of such person in an exchange subject to Section 6(c) of the Knight Partnership Provisions, the Partnership (and the Company) and Knight agree that the Partnership's (or the Company's) remaining obligations (if any) under this Agreement shall be assumed, as a term of such sale, transfer or combination, by such other person on terms consistent to the fullest extent practicable with the terms hereof.

            7. Registered Address; Notices.

            All notices and other communications hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to KS/BE, Knight's Parent or Knight, at The Kamehameha Schools/Bernice Pauahi Bishop Estate, P.O. Box 3466, 567 South King Street, Suite 200, Honolulu, Hawaii 96801, Attention: Nathan T.K. Aipa, Esq., General Counsel, or at such other address as Knight shall furnish to the Partnership in writing, or (b) if to the Partnership, at 85 Broad Street, New York, New York 10004, Attention: Robert J. Katz, General Counsel, or at such other address as the Partnership shall have furnished to Knight in writing.

            8. Miscellaneous.

            This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including, with respect to the Partnership, the Company). No recourse under or upon any obligation of the Partnership contained in this Agreement shall be had against any current or future general partner of the Partnership. This Agreement shall terminate upon the disposition by Knight of all shares of its Common Stock, other than Sections 4 and 5 hereof, which shall survive any such disposition. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        ROYAL HAWAIIAN SHOPPING CENTER,
                                        INC.


                                        By:
                                            ------------------------------------
                                            Title:


                                        By:
                                            ------------------------------------
                                            Title:


                                        THE GOLDMAN SACHS GROUP, L.P.


                                        By:
                                            ------------------------------------